Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement of Waccamaw Bankshares, Inc. on Pre-effective Amendment No. 3 to Form S-1 of our report dated April 15, 2010, which appears in their Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the references to our firm under the caption “Experts” in this Registration Statement.

Elliott Davis, PLLC

Galax, Virginia

May 19, 2010